UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 16, 2011

CHINA INFORMATION TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34076	98-0575209
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

21st Floor, Everbright Bank Building,
Zhuzilin, Futian District,
Shenzhen, Guangdong, 518040
People's Republic of China
(Address of Principal Executive Offices)
(+86) 755 -8370-8333
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

On August 16, 2011, China Information Technology, Inc. (the “Company”) and its Chairman and CEO, Mr. Jiang Huai Lin, agreed to an amended and restated promissory note (the “Amended and Restated Note”) to amend and restate a promissory note that was issued by the Company to Mr. Lin on March 25, 2010 (the “March 2010 Note”). Under the March 2010 Note, the Company had a loan balance of $5 million and the loan was not permitted to be repaid by conversion of the loan balance into shares of common stock of the Company. Pursuant to the Amended and Restated Note, the loan balance may be repaid by conversion of the balance into shares of the Company’s common stock at a conversion price of $2.70 per share. On August 16, 2011, Mr. Lin exercised this conversion right, and therefore has agreed to receive a total of 1,851,852 shares of the Company’s common stock in lieu of cash repayment under the Amended and Restated Note. The loan underlying the March 2010 Note was originally made to the Company as part of a note in the amount of $6 million and was not convertible into shares of the Company’s common stock. The Company repaid $1,000,000 of the loan balance underlying the March 2010 Note in April 2010. The March 2010 Note had replaced a promissory note issued by the Company in the amount of $5 million to Mr. Lin in January 2010, which was convertible into shares of the Company’s common stock at a price of $5.88 per share.

The shares of the Company's common stock that were issuable to Mr. Lin under the Amended and Restated Note are not to be registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company intended to issue the shares in reliance on the exemptions from registration provided by Regulation S of the Securities Act. The Company's reliance upon Regulation S was based upon the following factors: (a) Mr. Lin is not a U.S. person and is not acquiring the shares for the account or benefit of any U.S. person, (b) Mr. Lin agreed not to offer or sell the shares (including any prearrangement for a purchase by a U.S. person or other person in the United States) directly or indirectly, in the United States or to any natural person who is a resident of the United States or to any other U.S. person as defined in Regulation S unless registered under the Securities Act and all applicable state laws or an exemption from the registration requirements of the Securities Act and similar state laws is available, and (c) at the time of the origination of contact concerning and at the date of the execution and delivery of the Amendment, Mr. Lin was outside of the United States.

ITEM 7.01. REGULATION FD DISCLOSURE.

On August 16, 2011, the Company issued a press release announcing the Amendment and the date of the expected conversion thereunder. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information contained in the attached exhibit is furnished under this Item 7.01 of this Current Report and is furnished to, but for purposes of Section 18 of the Securities Exchange Act of 1934 shall not be deemed filed with, the Securities and Exchange Commission. The information contained in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated therein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit	Description
99.1	Press Release, dated August 16, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INFORMATION SECURITY TECHNOLOGY, INC.

Dated: August 17, 2011	By: /s/ Jiang Huai Lin
Jiang Huai Lin
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated August 16, 2011